Atlas Capital Master Fund, L.P.

By:	Atlas Capital Management, L.P., its General Partner
By:	RHA, Inc., its General Partner

By:	/s/ Robert H. Alpert

Name:	Robert H. Alpert
Title:	President
Date:	August 18, 2006

Atlas Capital Offshore Exempt Fund, Ltd.

By:	Atlas Capital Management, L.P., its Investment Adviser
By:	RHA, Inc., its General Partner

By:	/s/ Robert H. Alpert

Name:	Robert H. Alpert
Title:	President
Date:	August 18, 2006

Atlas Capital Management, L.P.

By:	RHA, Inc., its General Partner

By:	/s/ Robert H. Alpert

Name:	Robert H. Alpert
Title:	President
Date:	August 18, 2006

RHA, Inc.

By:	/s/ Robert H. Alpert

Name:	Robert H. Alpert
Title:	President
Date:	August 18, 2006

Robert H. Alpert

By:	/s/ Robert H. Alpert

Date:	August 18, 2006